Exhibit 99.1

IDENTIV REPORTS FIRST QUARTER 2019 RESULTS

18% Revenue Growth versus Q1 2018

Premises Up 24%, Identity Up 13%, Software and Services Revenues Up 68%

FREMONT, Calif. — May 9, 2019 — Identiv, Inc. (NASDAQ: INVE), a global provider of physical security and secure identification, reported financial results for the first quarter ended March 31, 2019.

Recent Financial and Operational Highlights

•	18% year-over-year revenue growth, with Premises up 24% and Identity up 13%

•	Software and services revenue up 68%, comprising 14% of total revenue, up from 10% of revenues Q1 2018

•	Margin expansion: 45% GM Q1 2019 vs 39% GM Q1 2018; year-over-year net loss attributable to Identiv, Inc. decrease of 65%

•	11th consecutive quarter of positive non-GAAP adjusted EBITDA

•	Awarded multi-year contract for delivery of 5+ million RFID inlays for medical device authentication

•	Awarded $6+ million contract for delivery of RFID inlays for transit applications over twelve months starting Q2 2019

•	Delivered 300,000 dual interface (HF and UHF) credentials serving a government-mandate for personnel authentication in Europe, with a backlog of $1+ million

•	Accelerating adoption of Thursby SubRosa and R2S mobile security apps

•	Launched new line of RFID tags for IoT security and low cost NFC tags

•	Launched Freedom and Enterphone product lines through combined channel & expanded distribution

•	Nominated Retired U.S. Navy Vice Admiral Robin R. Braun for Election to Board of Directors

•	Major platform release for ICPAM: new capabilities, scalability, performance, security and reliability

•	Launched integrated video and access platform, combining Hirsch Velocity and 3VR VisionPoint VMS

First Quarter 2019 Financial Results

Revenue for the first quarter of 2019 was $19.5 million, an increase of 18% from $16.5 million in the first quarter of 2018 and a decrease of 8% from $21.3 million in the fourth quarter of 2018.

Revenue in the Premises segment increased 24% from the first quarter of 2018 and increased 5% from the prior quarter to $9.3 million. Revenue in the Identity segment increased 13% from the first quarter of 2018 and decreased 18% from the prior quarter to $10.2 million.

GAAP gross margin was 45% in the first quarter of 2019, an increase of 600 basis points compared to 39% in the first quarter of 2018 and a decrease from 48% in the fourth quarter of 2018. The year-over-year gross margin improvement mainly reflects product mix including the higher-margin contribution of mobile logical access product revenue.

GAAP operating expenses, including research and development (R&D), sales and marketing (S&M), general and administrative (G&A), and restructuring and severance charges, were $9.1 million in the first quarter of 2019, compared to $8.3 million in the first quarter of 2018 and $9.1 million in the fourth quarter of 2018. The year-over-year increase was primarily due to the inclusion of three acquisitions in February and November of 2018 and January of 2019, partly offset by synergies achieved among the consolidated businesses.

Non-GAAP operating expenses (adjusted to exclude restructuring and severance costs and certain non-cash charges, such as stock-based compensation, depreciation and amortization as well as other non-GAAP items consisting of acquisition-related transaction costs) for the first quarter of 2019 were $7.9 million, compared to $6.6 million in the first quarter of 2018 and $7.4 million in the fourth quarter of 2018, reflecting a sequential increase of 6% and a year-over-year increase of 20%, primarily in Engineering and Sales.

GAAP net loss attributable to common stockholders per share was $(0.06) in the first quarter of 2019, compared to a net loss of $(0.15) per share in the first quarter of 2018, and $(0.01) per share in the fourth quarter of 2018.

Non-GAAP adjusted EBITDA in the first quarter of 2019 totaled $1.2 million, an increase of approximately 500% compared to $0.2 million in the first quarter of 2018, and $3.1 million in the fourth quarter of 2018. The year-over-year increase reflects higher revenues as well as higher gross margins.

Management Commentary

“We had a fast start to the year, building on the strong momentum of 2018. In the first week of January, we welcomed the Freedom, Liberty, and Enterphone MESH team to Identiv, rounding out our product line following the acquisitions of Thursby and 3VR in 2018. We believe this completes the core components of our platform to digitize the physical world, bringing us much closer to our vision of cloud, software-centric and mobile-enabled digital access,” said Steven Humphreys, Identiv CEO. “We grew 18% year-over-year in the first quarter, faster than the industry. Coupled with the positive customer feedback during recent industry shows, we believe this reflects the combination of positive industry trends and our customers’ increasing desire to secure critical information and infrastructure, address mobility and BYOD, and to do so with Identiv’s integrated and IT centric solutions.

Our business’ resiliency also was demonstrated in two key respects: our growth sustained through two federal government shutdowns; and as we’re growing, gross margins are expanding, reflecting both lack of price pressure across our businesses and our successful progress towards more software and services based solutions.”

Sandra Wallach, Identiv CFO, added: “During Q1, we achieved our 11th consecutive quarter of positive adjusted EBITDA and made further progress on closing the gap to net income profitability. We believe that by continuing to execute on our key initiatives, we will realize greater scale, operating expense leverage, and higher margins. The year-over-year adjusted EBITDA and bottom line increase in the first quarter demonstrated that the process of integrating and leveraging the acquisitions is well underway, and that we are continuing to manage costs efficiently to reach our targets for the year.”

Conference Call

Identiv management will hold a conference call today (May 9, 2019) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

Toll-free dial-in number: +1-800-895-3361

International number: +1-785-424-1062

Call ID: IDENTIV

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway IR (formerly Liolios) at +1-949-574-3860.

The conference call will be broadcast simultaneously and available for replay here.

The replay of the call will be available after 8:00 p.m. Eastern time on the same day through June 9, 2019 under +1-844-512-2921 (Toll-Free Replay Number) and +1-412-317-6671 (International Replay Number) with Replay ID: 134407.

About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control, video analytics and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, banking, retail, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above exclude items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes provision (benefit) for income taxes, net income (loss) attributable to non-controlling interest, interest expense, foreign currency (gains) losses, stock-based compensation, amortization and depreciation, acquisition related transaction costs, and restructuring and severance, and inventory reserve adjustments. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, acquisition related transaction costs and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations regarding future operating and financial performance, the Company’s belief that its most recent acquisition completes the core components of its platform to digitize the physical world and the benefits of its acquisitions, the Company’s beliefs regarding its ability to achieve its business and strategic objectives and expected benefits thereof, the drivers of momentum in its business, the Company’s progress to profitability, the Company’s beliefs regarding growth in 2019, the Company’s belief that by continuing to execute on its key initiatives, it will realize greater scale, operating expense leverage, and higher margins, the Company’s belief that it is continuing to manage costs efficiently to reach its targets for the year, and the Company’s beliefs regarding the benefits and attributes of its platform, and its status in the market and with customers is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, actual results for fiscal 2019 and beyond, the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, the actual benefits achieved through acquisitions, the level of customer orders, the success of its products and partnerships, industry trends and seasonality, and factors discussed in its public reports, including its Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Najim Mostamand, CFA

Gateway IR (formerly Liolios)

949-574-3860

IR@identiv.com

Media Contact:

press@identiv.com

— Financials Follow —

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Net revenue	$19,522	$21,298	$16,528
Cost of revenue	10,818	11,111	10,020

Gross profit	8,704	10,187	6,508
Operating expenses:
Research and development	2,026	1,851	1,687
Selling and marketing	4,498	4,215	3,903
General and administrative	2,622	2,872	2,555
Restructuring and severance	(12)	156	110

Total operating expenses	9,134	9,094	8,255

(Loss) income from operations	(430)	1,093	(1,747)
Non-operating income (expense):
Interest expense, net	(279)	(279)	(476)
Foreign currency losses, net	(2)	(150)	(38)

(Loss) income before income taxes and noncontrolling interest	(711)	664	(2,261)
Income tax provision	(104)	(34)	(40)

(Loss) income before noncontrolling interest	(815)	630	(2,301)
Less: loss attributable to noncontrolling interest	—	—	(5)

Net (loss) income attributable to Identiv, Inc.	(815)	630	(2,306)
Cumulative dividends on Series B preferred stock	(258)	(833)	—

Net loss attributable to common stockholders	$(1,073)	$(203)	$(2,306)

Net loss per common share:
Basic	$(0.06)	$(0.01)	$(0.15)
Diluted	$(0.06)	$(0.01)	$(0.15)
Weighted average common shares outstanding, basic and diluted	16,837	16,157	15,111

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$8,930	$10,866
Accounts receivable, net of allowances	15,456	14,952
Inventories	12,460	13,631
Prepaid expenses and other assets	2,361	2,743

Total current assets	39,207	42,192
Property and equipment, net	2,669	2,624
Operating lease right-of-use assets	5,970	—
Intangible assets, net	11,997	10,980
Goodwill	10,441	9,286
Other assets	1,322	1,224

Total assets	$71,606	$66,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,304	$5,654
Current portion—payment obligation	1,050	1,025
Current portion—financial liabilities	11,787	11,554
Operating lease liabilities	2,067	—
Notes payable	—	2,000
Deferred revenue	2,779	2,174
Accrued compensation and related benefits	1,779	1,794
Other accrued expenses and liabilities	4,165	5,277

Total current liabilities	29,931	29,478
Long-term payment obligation	1,569	1,860
Long-term operating lease liabilities	4,072	—
Long-term deferred revenue	625	636
Other long-term liabilities	559	632

Total liabilities	36,756	32,606

Total stockholders’ equity	34,850	33,700

Total liabilities and stockholders’ equity	$71,606	$66,306

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$10,818	$11,111	$10,020
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(29)	(25)	(19)
Amortization and depreciation	(302)	(297)	(288)

Total reconciling items included in GAAP cost of revenue	(331)	(322)	(307)

Non-GAAP cost of revenue	$10,487	$10,789	$9,713

Non-GAAP gross profit margin	46%	49%	41%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$9,134	$9,094	$8,255
Reconciling items included in GAAP operating expenses:
Stock-based compensation	(658)	(634)	(616)
Amortization and depreciation	(550)	(497)	(452)
Acquisition related transaction costs	(58)	(379)	(485)
Restructuring and severance	12	(156)	(110)

Total reconciling items included in GAAP operating expenses	(1,254)	(1,666)	(1,663)

Non-GAAP operating expenses	$7,880	$7,428	$6,592

Reconciliation of GAAP net income (loss) to non-GAAP adjusted EBITDA
GAAP net (loss) income attributable to Identiv, Inc.	$(815)	$630	$(2,306)
Reconciling items included in GAAP net income (loss):
Provision for income taxes	104	34	40
Net income attributable to noncontrolling interest	—	—	5
Interest expense, net	279	279	476
Foreign currency losses, net	2	150	38
Stock-based compensation	687	659	635
Amortization and depreciation	852	794	740
Acquisition related transaction costs	58	379	485
Restructuring and severance	(12)	156	110

Total reconciling items included in GAAP net income (loss)	1,970	2,451	2,529

Non-GAAP adjusted EBITDA	$1,155	$3,081	$223